SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 28, 2004


                           Global Yacht Services, Inc.
                           ---------------------------
        (Exact name of small business issuer as specified in its charter)

             Nevada                    000-49616                88-0488686
             ------                    ---------                ----------
(State or other jurisdiction of   Commission File Number      (I.R.S. Employer
incorporation or organization)                               Identification No.)

       7710 Hazard Center Drive, Suite E-415, San Diego, California, 92108
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                  619.990.0976
--------------------------------------------------------------------------------
                           (Issuer's Telephone Number)

Item 5. Other Events and Regulation FD Disclosure.

On January 28, 2004, Global Yacht Services, Inc. (the "Registrant") and its stockholders entered into an Agreement and Plan of Merger (the "Merger") with DeliaTroph Pharmaceuticals, Inc. dba Hyalozyme Therapeutics, Inc. ("Hyalozyme"), a privately held California corporation, and its shareholders to merge with Hyalozyme. The Merger will occur between the Registrant's wholly-owned merger subsidiary and Hyalozyme, and as a result of the Merger, Hyalozyme will be the surviving corporation and wholly-owned subsidiary of the Registrant. Additionally, following completion of the Merger, the board of directors of the Registrant will resign and Hyalozyme will designate new appointees to the board of directors.

In connection with the Merger, Hyalozyme's shareholders will become stockholders of the Registrant. The Registrant anticipates issuing approximately 34,999,701 shares of its common stock, along with 6,886,807 options and 11,758,460 warrants to Hyalozyme's shareholders. In addition, approximately 4,296,375 shares of the Registrant's current outstanding common stock will be redeemed, such that the Registrant's remaining stockholders will own approximately 10% of the 38,899,688 issued and outstanding shares of the Registrant's common stock after the Merger.

The Merger is contingent on several closing conditions. After the Merger is concluded, the Registrant will: (i) change its name to Halozyme Therapeutics, Inc.; (ii) amend its Articles of Incorporation to increase the number of authorized shares of its common stock; and (iii) authorize shares of preferred stock for which its board of directors may set the designations and preferences thereon.

Hyalozyme was incorporated in California on February 26, 1998. Hyalozyme is a product-focused biotechnology company dedicated to the development and commercialization of recombinant therapeutic enzymes and drug enhancement systems, based on intellectual property covering the family of human enzymes known as hyaluronidases. Hyalozyme's first products are human synthetic formulations of a hyaluronidase enzyme that replaces current animal slaughterhouse-derived enzymes that carry risks of animal pathogen contamination and immunogenicity. These products are based on a highly versatile enzyme technology, which its management believes has a wide range of therapeutic applications, and which it hopes will enable Hyalozyme to help patients across multiple disease states while creating significant shareholder value.

The Registrant hopes that this transaction will increase the value of its common stock to its stockholders, however, there is no guarantee that the Registrant will be able to consummate the transaction with Hyalozyme or that, if consummated, the acquisition will increase the value of its common stock. The Registrant intends to continue providing its yacht maintenance, charter and delivery services until such time as the transaction with Hyalozyme is consummated.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Global Yacht Services, Inc.


February 11, 2004                       By: /s/ Mitch Keeler
                                            --------------------------------
                                            Mitch Keeler, President and
                                            Chief Executive Officer


                                       3